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                                                                 EXHIBIT 10(b)


               FIRST AMENDMENT TO FIRST RESTATED CREDIT AGREEMENT

         This First Amendment to First Restated Credit Agreement (this "First Amendment") is entered into as of the 2th day of January, 1998, by and among Denbury Management, Inc. ("Borrower"), Denbury Resources Inc. ("Parent"), NationsBank of Texas, N.A., as Administrative Agent ("Administrative Agent"), and NationsBank of Texas, N.A. as Bank ("Bank").

                              W I T N E S S E T H:

         WHEREAS, Borrower, Parent, Administrative Agent and Bank are parties to that certain First Restated Credit Agreement dated as of December 29, 1997 (the "Credit Agreement") (unless otherwise defined herein, all terms used herein with their initial letter capitalized shall have the meaning given such terms in the Credit Agreement); and

         WHEREAS, pursuant to the Credit Agreement, Bank has made certain Loans to Borrower; and

         WHEREAS, Borrower, Parent, Administrative Agent and Bank desire to amend the Credit Agreement in certain respects.

         NOW, THEREFORE, for and in consideration of the mutual covenants and agreements herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged and confessed, Borrower, Parent, Administrative Agent and Bank hereby agree as follows:

         Section 1. Amendments. In reliance on the representations, warranties, covenants and agreements contained in this First Amendment, the Credit Agreement is hereby amended effective the date set forth in the preamble hereto in the manner provided in this Section 1.

         1.1. Additional Definitions. Section 1.1 of the Credit Agreement is hereby amended to add the definitions "First Amendment" and "Initial Conforming Borrowing Base" as follows:

                 "First Amendment" means that certain First Amendment to First Restated Credit Agreement dated as of January 27, 1998 among Borrower, Parent, Administrative Agent and Banks.

                 "Initial Conforming Borrowing Base" means the Conforming Borrowing Base in effect from the Closing Date until the first Redetermination after the Closing Date. The Initial Conforming Borrowing Base shall be $175,000,000; provided, that, if the aggregate amount of the Permitted Subordinate Debt when issued equals or exceeds $100,000,000, the Initial Conforming Borrowing Base shall reduce simultaneously with such issue by an amount equal to forty percent (40%) of the excess of the amount of the Permitted Subordinate Debt as issued over $100,000,000.
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         1.2.    Amendments to Definitions.  The definitions of "Loan Papers"
and "Permitted Subordinate Debt" in Section 1.1 of the Credit Agreement are hereby amended to read in full as follows:

                 "Loan Papers" means this Agreement, the First Amendment, the Notes, the Facility Guaranty, the Parent Pledge Agreement, the Existing Mortgages (as amended by the Amendment to Mortgages), all Mortgages now or at any time hereafter delivered pursuant to Section 5.1, and all other certificates, documents or instruments delivered in connection with this Agreement, as the foregoing may be amended from time to time.

                 "Permitted Subordinate Debt" means Debt of Borrower resulting from a single issue of senior subordinate notes and in an aggregate outstanding principal balance of not greater than $150,000,000, and which (a) is unsecured, (b) has a stated maturity of at least ten years from the date of issue and does not provide for the establishment of any sinking fund or otherwise require any mandatory redemption, repayment, defeasance, repurchase or other amortization prior to the scheduled maturity, (c) does not provide for a non-default rate of interest greater than ten percent (10%) per annum or original issue discount greater than three percent (3%), in each case unless approved by Required Banks, (d) is fully subordinated to the Obligations pursuant to subordination provisions which have been approved by Required Banks, such approval to not be unreasonably withheld, and (e) is not subject to negative covenants or events of default (or other provisions which have the same effect as negative covenants or events of default) which have not been approved by Required Banks.

         1.3.    Amendment to Borrowing Base Provisions.  Sections 4.4(a) and
4.6 of the Credit Agreement are hereby amended to read in full as follows:

                 (a) The Borrowing Base and the Conforming Borrowing Base shall be redetermined on July 1, 1998 and on each October 1 and April 1 thereafter commencing October 1, 1998 or, in each such case, on a date as promptly thereafter as reasonably possible based on engineering and other information available to the Banks; provided, that, the Banks' right to redetermine the Borrowing Base on or around July 1, 1998 under this clause (a) will be automatically waived if, subsequent to the Closing Date and on or before such date, Parent issues newly issued shares of common stock which results in Net Cash Proceeds to Parent of at least $78,100,000.

                 SECTION 4.6 Initial Borrowing Base. The Borrowing Base shall be $260,000,000 and the Conforming Borrowing Base shall be the Initial Conforming Borrowing Base, in each case for the period commencing on the date hereof and ending on the first Redetermination after the Closing Date. The Borrowing Base in effect under this
         Section 4.6 shall reduce (but not below the Conforming Borrowing





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         Base) immediately upon the consummation of any Securities Offering by any Credit Party in an amount equal to the Net Cash Proceeds resulting from such Securities Offering. Simultaneously with any such reduction, Borrower shall make a mandatory prepayment of the Revolving Loan in an amount sufficient to eliminate any Borrowing Base Deficiency resulting from such reduction in the Borrowing Base.

         1.4. Amendment to Debt Covenant. Section 9.1 of the Credit Agreement is hereby amended to read in full as follows:

                 SECTION 9.1 Incurrence of Debt. The Credit Parties will not, nor will the Credit Parties permit any of their Subsidiaries to, incur, become or remain liable for any Debt; provided that (a) the Credit Parties may incur, become and remain liable for (i) the Obligations, and (ii) other unsecured Debt in an aggregate amount outstanding at any time not to exceed $10,000,000, (b) Borrower may incur, become and remain liable for Permitted Subordinate Debt, and
         (c) Parent and any Subsidiary of Borrower may incur, become and remain liable for Permitted Subordinate Debt as a guarantor; provided, that
         (i) such Guarantees of Permitted Subordinate Debt shall be subordinated to the Obligations pursuant to subordination provisions approved by Required Banks, such approval to not be unreasonably withheld, and (ii) prior to the execution and delivery by any Subsidiary of Borrower of any Guaranty of Permitted Subordinate Debt, such Subsidiary shall (A) execute and deliver to Administrative Agent for the ratable benefit of the Banks (A) an unconditional, joint and several Guaranty of the Obligations in form and substance acceptable to Administrative Agent, and (B) such certificates of officers of such Subsidiary, certificates of Governmental Authorities, resolutions of the Board of Directors (or comparable body) of such Subsidiary, opinions of counsel and such other documents, instruments and agreements as Administrative Agent shall reasonably require to evidence the existence of such Subsidiary, the proper authorization, execution and delivery of such Guaranty by such Subsidiary, the enforceability of such Guaranty against such Subsidiary and such other matters related thereto as Administrative Agent shall reasonably require.

         Section 2. Restatement of Articles of Incorporation. Borrower has advised Administrative Agent and Bank that Borrower intends to amend and restate its Articles of Incorporation in the form of Exhibit A hereto. Agent and Bank hereby consent to such amendment and restatement and waive compliance by Borrower with Section 9.6 of the Credit Agreement to the extent it prohibits such amendment and restatement.

         Section 3. Representations and Warranties of Borrower. To induce Bank and Administrative Agent to enter into this First Amendment, Borrower and Parent hereby represent and warrant to Administrative Agent and Bank as follows:





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         (a)     Each representation and warranty of Borrower and Parent
contained in the Credit Agreement and the other Loan Papers is true and correct on the date hereof and will be true and correct after giving effect to the amendments set forth in Section 1 hereof.

         (b) The execution, delivery and performance by Borrower and Parent of this First Amendment are within the Borrower's and Parent's corporate powers, have been duly authorized by necessary action, require no action by or in respect of, or filing with, any governmental body, agency or official and do not violate or constitute a default under any provision of applicable law or any Material Agreement binding upon any Credit Party or any Subsidiary of any Credit Party or result in the creation or imposition of any Lien upon any of the assets of any Credit Party or any Subsidiary of any Credit Party except Permitted Encumbrances.

         (c) The First Amendment constitutes the valid and binding obligations of Borrower and Parent enforceable in accordance with its terms, except as (i) the enforceability thereof may be limited by bankruptcy, insolvency or similar laws affecting creditor's rights generally, and (ii) the availability of equitable remedies may be limited by equitable principles of general application.

         (d) Borrower and Parent have no defenses to payment, counterclaim or rights of set-off with respect to the Obligations existing on the date hereof.

         Section 4.       Miscellaneous.

         4.1. Reaffirmation of Loan Papers; Extension of Liens. Any and all of the terms and provisions of the Credit Agreement and the Loan Papers shall, except as amended and modified hereby, remain in full force and effect. Borrower and Parent hereby extend the Liens securing the Obligations until the Obligations have been paid in full and agree that the amendments and modifications herein contained shall in no manner affect or impair the Obligations or the Liens securing payment and performance thereof.

         4.2. Parties in Interest. All of the terms and provisions of this First Amendment shall bind and inure to the benefit of the parties hereto and their respective successors and assigns.

         4.3. Legal Expenses. Borrower hereby agrees to pay on demand all reasonable fees and expenses of counsel to Administrative Agent incurred by Administrative Agent, in connection with the preparation, negotiation and execution of this Second Amendment and all related documents.

         4.4. Counterparts. This First Amendment may be executed in counterparts, and all parties need not execute the same counterpart; however, no party shall be bound by this First Amendment until the parties have executed a counterpart. Facsimiles shall be effective as originals.

         4.5. Complete Agreement. THIS FIRST AMENDMENT, THE CREDIT AGREEMENT AND THE OTHER LOAN PAPERS REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR,





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CONTEMPORANEOUS OR ORAL AGREEMENTS OF THE PARTIES.  THERE ARE NO UNWRITTEN ORAL
AGREEMENTS BETWEEN THE PARTIES.

         4.6. Headings. The headings, captions and arrangements used in this First Amendment are, unless specified otherwise, for convenience only and shall not be deemed to limit, amplify or modify the terms of this First Amendment, nor affect the meaning thereof.


                          (signature pages to follow)





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         IN WITNESS WHEREOF, the parties hereby have caused this First
Amendment to be duly executed by their respective authorized officers on the date and year first above written.

                                  BORROWER:
                                  --------

                                  DENBURY MANAGEMENT, INC.



                                  By:      /s/ GARETH ROBERTS
                                     -----------------------------------------
                                  Name:  Gareth Roberts
                                       ---------------------------------------
                                  Title: President and Chief Executive Officer
                                        --------------------------------------


                                  By:     /s/ PHIL RYKHOEK
                                     -----------------------------------------
                                  Name:   Phil Rykhoek
                                       ---------------------------------------
                                  Title:  Chief Financial Officer
                                        --------------------------------------

                                  PARENT:
                                  ------

                                  DENBURY RESOURCES, INC.,
                                  a corporation incorporated under the
                                  Canada Business Corporations Act



                                  By:     /s/ GARETH ROBERTS
                                     -----------------------------------------
                                  Name:  Gareth Roberts
                                       ---------------------------------------
                                  Title: President and Chief Executive Officer
                                        --------------------------------------

                                  By:     /s/ PHIL RYKHOEK
                                     -----------------------------------------
                                  Name:   Phil Rykhoek
                                       ---------------------------------------
                                  Title:  Chief Financial Officer
                                        --------------------------------------



                                  ADMINISTRATIVE AGENT:
                                  --------------------

                                  NATIONSBANK OF TEXAS, N.A.


                                  By:     /s/ J. SCOTT FOWLER
                                     -----------------------------------------
                                          J. Scott Fowler
                                          Vice President





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                                  BANK:
                                  ----

                                  NATIONSBANK OF TEXAS, N.A.


                                  By:     /s/ J. SCOTT FOWLER
                                     -----------------------------------------
                                          J. Scott Fowler
                                          Vice President





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